News Release

402 Industrial Lane
Birmingham, AL  35211
205-942-3737

Contact:        R. Todd Noden
Executive Vice President and Chief Financial Officer
(205) 942-3737 ext. 4808

BOOKS-A-MILLION, INC. REPORTS Q4 FY15 RESULTS
——————————————
Comparable Store Sales Increase 1.7%

BIRMINGHAM, AL (March 30, 2015) – Books-A-Million, Inc. (NASDAQ:BAMM) today announced financial results for the 13-week and 52-week periods ended January 31, 2015.  Revenues for the 13-week period ended January 31, 2015 increased 1.8% to $160.8 million, compared with revenues of $158.0 million in the 13-week period ended February 1, 2014.  Comparable store sales for the fourth quarter increased 1.7%, compared with the year-earlier period. Operating income from continuing operations increased 45.9% to $19.7 million for the 13-week period ended January 31, 2015, compared with operating income of $13.5 million in the 13-week period ended February 1, 2014. Net income from continuing operations for the fourth quarter was $18.9 million, compared with $11.6 million in the year-earlier period.  Net income attributable to Books-A-Million, excluding noncontrolling interest, was $19.0 million, or $1.28 per diluted share, compared to $12.2 million, or $0.80 per diluted share, in the year-earlier period.

For the 52-week period ended January 31, 2015, revenues increased 0.8% to $474.1 million, from net revenues of $470.4 million in the 52-week period ended February 1, 2014. Comparable store sales increased 0.4% compared with the year-earlier period. Operating income from continuing operations was $4.6 million for the 52-week period ended January 31, 2015, compared with operating loss of $1.5 million in the 52-week period ended February 1, 2014.  For the 52-week period ended January 31, 2015, the Company reported net income from continuing operations of $2.9 million, compared to net loss from continuing operations of $8.2 million in the year earlier period.  Net income attributable to Books-A-Million, excluding noncontrolling interest, was $3.5 million, or $0.23 per diluted share, compared to a net loss attributable to Books-A-Million, excluding noncontrolling interest, of $7.6 million, or $0.52 per diluted share, in the year-earlier period.

Commenting on the results, Terrance G. Finley, Chief Executive Officer and President, said, "We delivered strong results for the quarter by building on a successful holiday selling season.  Our team maintained the holiday sales momentum to drive success in full-priced books, gifts and café.  We are pleased with our profit improvement for the quarter and the year.”

ABOUT BOOKS-A-MILLION, INC.
Books-A-Million, Inc. is one of the nation’s leading book retailers and sells on the Internet at www.booksamillion.com. The Company presently operates 257 stores in 32 states and the District of Columbia. The Company operates large superstores under the names Books-A-Million (BAM!), Books & Co. and 2nd & Charles and traditional bookstores operating under the names Bookland and Books-A-Million. Also included in the Company’s retail operations is the operation of Yogurt Mountain Holding, LLC, a retailer and franchisor of self-serve frozen yogurt stores with 42 locations. The Company also develops and manages commercial real estate investments through its subsidiary, Preferred Growth Properties. The common stock of Books-A-Million, Inc. is traded on the NASDAQ Global Select Market under the symbol “BAMM”. For more information, visit the Company’s corporate website at www.booksamillioninc.com.

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BAMM Announces Fourth Quarter and Full Year 2015 Results

March 30, 2015

BOOKS-A-MILLION, INC.
Unaudited Consolidated Financial Highlights
(In thousands, except per share data)

	Fiscal Quarter Ended		Fiscal Year Ended
	January 31, 2015	February 1, 2014 (a)	January 31, 2015	February 1, 2014 (a)
	13 Weeks	13 Weeks	52 Weeks	52 Weeks
Revenue
Net sales	$159,868	$157,342	$470,971	$468,489
Other revenue	913	609	3,113	1,881
Total revenues	160,781	157,951	474,084	470,370
Cost of products sold, including warehouse distribution and store occupancy costs	106,230	107,057	333,664	334,025
Gross profit	54,551	50,894	140,420	136,345
Operating, selling and administrative expenses	31,588	32,541	119,376	119,473
Depreciation and amortization	3,304	4,868	16,425	18,351
Operating income (loss) from continuing operations	19,659	13,485	4,619	(1,479)
Interest expense, net	591	567	2,194	2,079
Income (loss) from continuing operations, before income taxes	19,068	12,918	2,425	(3,558)
Income tax expense (benefit)	200	1,346	(242)	4,832
Net income (loss) from continuing operations before equity method investment	18,868	11,572	2,667	(8,390)
Net income on equity method investment	64	45	241	157
Net income (loss) from continuing operations	18,932	11,617	2,908	(8,233)
Loss from discontinued operations	--	(6)	--	(130)
Net income (loss)	$18,932	$11,611	$2,908	$(8,363)
Less net loss attributable to noncontrolling interest	(92)	(561)	(630)	(779)
Net income (loss) attributable to Books-A-Million	$19,024	$12,172	$3,538	$(7,584)

Net income (loss) per share (b):
Basic
Net income (loss) from continuing operations attributable to Books-A-Million	$1.28	$0.80	$0.23	$(0.51)
Net income (loss) from discontinued operations attributable to Books-A-Million	0.00	0.00	0.00	(0.01)
Net income (loss) per common share attributable to Books-A-Million	$1.28	$0.80	$0.23	$(0.52)
Weighted average number of shares outstanding	13,928	14,659	14,218	14,708
Diluted
Net income (loss) from continuing operations attributable to Books-A-Million	$1.28	$0.80	$0.23	$(0.51)
Net income (loss) from discontinued operations attributable to Books-A-Million	0.00	0.00	0.00	(0.01)
Net income (loss) per common share attributable to Books-A-Million	$1.28	$0.80	$0.23	$(0.52)
Weighted average number of shares outstanding	13,928	14,659	14,218	14,708

(a)
The results for the 13-weeks and 52-weeks ended February 1, 2014, contain certain reclassifications for discontinued operations and other insignificant reclassifications necessary to conform to the presentation of the 13-weeks and 52-weeks ended January 31, 2015.

(b)
Basic and diluted net income per share amounts were calculated using the two-class method. Net income used in these calculations is exclusive of undistributed earnings allocated to non-vested stockholders of $1.3 million and $0.5 million for the fiscal quarters ended January 31, 2015 and February 1, 2014, respectively, and $0.2 million for the fiscal year ended January 31, 2015.

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BAMM Announces Fourth Quarter and Full Year 2015 Results

March 30, 2015

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:

This document contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve a number of risks and uncertainties. A number of factors could cause actual results, performance, achievements of the Company or industry results to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These factors include, but are not limited to, the competitive environment in the book retail industry in general and in the Company's specific market areas; inflation or deflation; economic conditions in general and in the Company's specific market areas; the number of store openings and closings; the profitability of certain product lines and business segments, capital expenditures and future liquidity; liability and other claims asserted against the Company; the impact of electronic books and e-content; uncertainties related to the Internet and the Company's Internet operations; and the successful development of the properties held by the Company in connection with the Company’s real estate development and management segment and the Company’s ability to lease these properties.. In addition, such forward-looking statements are necessarily dependent upon assumptions, estimates and dates that may be incorrect or imprecise and involve known and unknown risks, uncertainties and other factors. Accordingly, any forward-looking statements included herein do not purport to be predictions of future events or circumstances and may not be realized. Given these uncertainties, stockholders and prospective investors are cautioned not to place undue reliance on such forward-looking statements. Please refer to the Company’s annual, quarterly and periodic reports on file with the SEC for a more detailed discussion of these and other risks that could cause results to differ materially. The Company disclaims any obligations to update any such factors or to publicly announce the results of any revisions to any of the forward-looking statements contained herein to reflect future events or developments.

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